Exhibit 10.28(ii)
AMENDMENT AS OF APRIL 30, 2007, TO WARRANT (SERIES 2) CERTIFICATE SIGNED ON NOVEMBER 21, 2006
By
TopSpin Medical, Inc. (the “Company”)
2 Yodfat St., Global Park, Lod, Israel
WHEREAS, on November 21, 2006, warrant (Series 2) Certificate was signed by the Company; and
WHEREAS, following the U.S. Securities and Exchange Commission comments and for the purpose of listing the securities for trade in the Stock Exchange the Company is required to amend the term of the warrant (series 2); and
WHEREAS, the Company wishes to amend the warrant (series 2) as set forth;
1. Preamble, headings and definitions
1.1	The preamble to this amendment to warrant (series 2) certificate consists an integral part hereof.

1.2	The headings of the sections and subsections of this amendment to warrant (series 2) certificate are for convenience of reference only and are not to be considered in construing this Agreement
2. In the warrants (series 2) certificate the following amendment will be made:
In section 2.6 of the Overleaf Conditions of the warrant (series 2) certificate — in the third line of the first paragraph after the words: “not later than”, the word “six” will be deleted and replaced by the word “eight”.
3. In the rest of the terms of the warrant (series 2) certificate and the Overleaf Conditions there will be no change.
4. The terms of warrant (series 2) certificate and this amendment will be read as one piece.

Signed by the company
/s/ Erez Golan	/s/ Eyal Kolka
Erez Golan, CEO	Eyal Kolka, CFO
Top Spin Medical, Inc.